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Exhibit 10.37.3

Amendment No. 3 to the
Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan

This AMENDMENT NO. 3 to the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan (the "Plan") is effective as of November 12, 2009.

        1.    Provisions Relating To Transferability.    Section 11.1 of the Plan shall be amended so as to read in its entirety (the amended portion is printed in bold):

  Nontransferability of Awards.    No Award shall be assignable or transferable except by will or the laws of descent and distribution; provided, that the Committee or the Board may, except as otherwise provided in the Plan, permit (on such terms and conditions as it shall establish) in its sole discretion a Participant to transfer an Award for no consideration to (i) the Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests, or to organizations qualifying as charitable organizations within the meaning of Section 501(c)(3) of the Code or (ii) any other person or entity (each of (i) and (ii), upon such permitted transfer, a "Permitted Transferee"). Except to the extent required by law, no Award shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant or, if applicable, his or her Permitted Transferee(s). The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Participant and the Company.

        2.    Except as modified hereby, the Plan as in effect immediately prior to this amendment shall remain in full force and effect. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

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  Exhibit 10.37.3
Amendment No. 3 to the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan